Exhibit 21.1

SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

December 31, 2005

Company(1)	Organized Under Laws of	Percent of Voting Securities Owned(2)
CDS Engineering BV	The Netherlands	55%
FMC Airline Equipment Europe, S.L.	Spain	100%
FMC FoodTech Inc.	Delaware	100%
FMC FoodTech S.L.	Spain	100%
FMC Kongsberg Holding AS	Norway	100%
FMC Kongsberg Metering AS	Norway	100%
FMC Kongsberg Services Limited	England	100%
FMC Kongsberg Subsea AS	Norway	100%
FMC Production Services AS	Norway	100%
FMC Subsea Service, Inc.	Delaware	100%
FMC Technologies A.G.	Switzerland	100%
FMC Technologies AS	Norway	100%
FMC Technologies Australia Ltd.	Australia	100%
FMC Technologies B.V.	The Netherlands	100%
FMC Technologies Canada Company	Canada	100%
FMC Technologies CV	The Netherlands	100%
FMC Technologies de Mexico, S.A. de C.V.	Mexico	100%
FMC Technologies do Brasil Ltda.	Brazil	100%
FMC Technologies Finance B.V.	The Netherlands	100%
FMC Technologies Floating Systems, Inc.	Texas	100%
FMC Technologies Italia S.p.A.	Italy	100%
FMC Technologies Limited	England	100%
FMC Technologies Measurement Solutions	Delaware	100%
FMC Technologies N.V.	Belgium	100%
FMC Technologies S.A.	France	100%
FMC Technologies S.L.	Spain	100%
FMC Technologies Singapore Pte. Ltd.	Singapore	100%
FMC Technologies South Africa (Pty) Ltd.	South Africa	100%
FMC Wellhead de Venezuela, S.A.	Venezuela	100%
FMC Wellhead Equipment Sdn. Bhd.	Malaysia	100%
Frigoscandia Equipment AB	Sweden	100%
Frigoscandia Equipment Holding AB	Delaware	100%
Frigoscandia Equipment International AB	Sweden	100%
PT FMC Santana Petroleum Equipment Indonesia	Indonesia	60%
Smith Meter G.m.b.H.	Germany	100%
Smith Meter Holding Ltd.	Delaware	100%

(1)	The names of various active and inactive subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Company is also a minority owner of certain other affiliates. These entities are not subject to inclusion in the determination of the Company’s significant subsidiaries.

(2)	Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent.